Exhibit 99.1

FORM HOLDINGS ANNOUNCES CLOSING OF XPRESSPA ACQUISITION

NEW YORK – December 23, 2016 – FORM Holdings Corp. (NASDAQ: FH), a diversified holding company focused on acquiring, investing in and developing small to mid-market businesses, today announced the closing of its acquisition of XpresSpa Holdings LLC (“XpresSpa”). XpresSpa is now a wholly-owned subsidiary of FORM Holdings Corp.

On August 8, 2016, FORM Holdings entered into a definitive agreement to acquire 100% of XpresSpa. On November 28, 2016, FORM Holdings' stockholders approved the acquisition, and, on December 23, 2016, the transaction closed.

"We are excited to call XpresSpa a FORM Holdings company," said Andrew Perlman, FORM’s Chief Executive Officer. "Since announcing the agreement to acquire XpresSpa in August, the company’s store level performance has outperformed all of our expectations. I look forward to working closely with Ed Jankowski and the XpresSpa team, and am delighted to welcome Andrew Heyer to our board of directors. Our management team and board of directors continue to feel strongly that this is a transformative acquisition for our company. We look forward to updating the market on recent developments at XpresSpa as well as our expectations and vision for 2017 and beyond," Mr. Perlman continued.

"Since I joined XpresSpa in June of this year, the company has been focused on a variety of initiatives to build value and strengthen the XpresSpa brand," said Ed Jankowski, XpresSpa's Chief Executive Officer. "This transaction will help accelerate our growth, and we are very happy to be a part of the FORM Holdings family," Mr. Jankowski continued.

"Having been a part of many innovative retail companies and concepts, both inside and outside of the airport, I can say that I am particularly excited about this transaction," said Andrew Heyer, Chief Executive Officer of Mistral Equity Partners, and now, also a director of FORM Holdings. "I look forward to being a significant shareholder of FORM Holdings and working with the team as a board member." Mr. Heyer continued.

FORM Holdings will issue a comprehensive business update early in the first quarter of 2017.

About FORM Holdings Corp.

FORM Holdings Corp. (NASDAQ: FH) is a publicly held diversified holding company that specializes in identifying, investing in and developing companies with superior growth potential. FORM's current holdings include Group Mobile, FLI Charge, Infomedia and intellectual property assets. Group Mobile is a provider of rugged, mobile and field-use computing products, serving customers worldwide. FLI Charge designs, develops, licenses, manufactures and markets wireless conductive power and charging solutions. Infomedia is a leading provider of customer relationship management and monetization technologies to mobile carriers and device manufacturers. FORM Holdings' intellectual property division is engaged in the development and monetization of intellectual property. To learn more about Form Holdings Corp., visit: www.FormHoldings.com.

About XpresSpa

XpresSpa is the industry-leading luxury travel spa business, serving almost one million air travelers each year at its 51 stores worldwide as of December 23, 2016. XpresSpa offers travelers premium spa services, including massages, reflexology, stress and tension release, manicures, pedicures, facials and waxing. Its Xpress nail, massage and hair blow-out services are designed specifically for the busy traveling customer, with treatments completed in 30 minutes or less. In stores and online, XpresSpa also offers exclusive luxury travel products and accessories, including travel pillows, blankets, massagers, and personal, hair, nail and bath and body products. XpresSpa has over 750 employees, including talented teams of professionally licensed massage therapists, cosmetologists and nail technicians who are committed to providing exceptional customer experiences.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Statements in this press release regarding the potential value created by the merger for FORM's stockholders and XpresSpa's equity holders; the potential of FORM's business after completion of the merger; XpresSpa's projected revenue, the ability to raise capital to fund operations and business plan; the continued listing of FORM's securities on the Nasdaq Capital Market; market acceptance of FORM products; the collective ability to protect intellectual property rights; competition from other providers and products; FORM's management and board of directors after completion of the Merger; and any other statements about FORM's or XpresSpa's management teams' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: the inability to realize the potential value created by the merger for FORM's stockholders; FORM's inability to maintain the listing of its securities on the Nasdaq Capital Market after completion of the merger; the potential lack of market acceptance of FORM's products; FORM's inability to monetize and recoup FORM's investment with respect to assets and other businesses that that were acquired or will be acquired in the future; general economic conditions and level of information technology and consumer electronics spending; unexpected trends in the mobile phone and telecom computing industries; the potential loss of one or more of FORM's significant Original Equipment Manufacturer (“OEM”) suppliers, the potential lack of market acceptance of FORM's products; market acceptance, quality, pricing, availability and useful life of FORM's products and services, as well as the mix of FORM's products and services sold; potential competition from other providers and products; FORM's inability to license and monetize FORM's patents, including the outcome of litigation; FORM's inability to develop and introduce new products and/or develop new intellectual property; FORM's inability to protect FORM's intellectual property rights; new legislation, regulations or court rulings related to enforcing patents, that could harm FORM's business and operating results; FORM's inability to retain key members of its management team; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission ("SEC"), including FORM's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 10, 2016. Investors and stockholders are also urged to read the risk factors set forth in the proxy statement/prospectus carefully when they are available. FORM expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

FORM HOLDINGS

212-309-7549

info@FormHoldings.com